UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
December 13, 2018
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Governance Principles of Independent Bank Corp. (the “Company”) provide that Directors will be ineligible to serve on the Board once they attain the age of 72 and that Directors who reach that age during their elected term shall retire from the Board upon reaching the age of 72.

Effective as of December 13, 2018 the Board of Directors of the Company and Rockland Trust Company, the Company’s wholly-owned commercial bank subsidiary (“Rockland Trust”), accepted the retirement of John H. Spurr, Jr. from the Board of Directors of both the Company and Rockland Trust in accordance with the Company’s Governance Principles because he had reached the age of 72.

In connection with Mr. Spurr's retirement, the size of the Board of Directors of both the Company and of Rockland Trust will decrease from thirteen to twelve and the number of Class II Directors on the Company’s Board of Directors will decrease from five to four.

Item 8.01 Board Committee Appointments

The Board of Directors of the Company and Rockland Trust Company voted to make the following Board Committee appointments:

•	The Trust Committee of the Rockland Trust Company Board of Directors to be comprised of Mary L. Lentz as Chair, John J. Morrissey, and Christopher Oddleifson; and

•	The Independent Bank Corp. and Rockland Trust Company Nominating and Governance Committee to be comprised of John J. Morrissey as Chair, Donna L. Abelli, Kevin J. Jones, and Eileen C. Miskell.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: December 14, 2018	BY:/s/Edward H. Seksay
Edward H. Seksay
General Counsel